Exhibit 10.48

** – CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AMENDED AND RESTATED SUPPLY AGREEMENT

This Amended Supply Agreement (“Agreement”) is dated this 1st of January 2009 (“Effective Date”), and is entered into between Pacific Fishing Company, a Fiji corporation (“Processor”), having its principal place of business at Levuka, Fiji; and Bumble Bee Foods, LLC, a Delaware limited liability company (“Company”), having its principal place of business at 9655 Granite Ridge Drive, Suite 100, San Diego, CA 92123.

WHEREAS, Processor and Company previously entered into that Amended Supply Agreement dated March 28th, 2002 (“Existing Agreement”), and the parties now, through the negotiation and execution of this Agreement, desire that the Existing Agreement be superceded and replaced in its entirety by this Agreement; and

WHEREAS, Processor has a plant and equipment to process and package tuna loins and canned tuna at the Processor’s facility located at Levuka, Fiji Islands (“Facility”); and

WHEREAS, Company desires Processor to process tuna loins and canned tuna for the Company; and

NOW THEREFORE, in consideration of the promises set forth below, the parties agree as follows:

1.	PRODUCTS:

Subject to the terms and conditions hereof, Processor shall prepare, manufacture, process, package and load for shipment the products listed on Exhibit A (hereinafter collectively referred to as the “Products”), per the Product and quality specifications provided in Exhibit B (“Specifications”) from whole round tuna delivered by representatives of the Company. The Specifications are attached hereto as Exhibits B-1 through B-10 and are each incorporated by this

1 of 37

reference. These Specifications, may be modified from time to time on written notification by the Company. If such modifications result in a material change in the cost of processing the Products, then the parties agree to adjust the Base Conversion Fee (as defined in Paragraph 3, below) to reflect such change going forward. Specifications shall be compatible with Processor’s equipment and Facility but if Processor reasonably believes they are not compatible, Processor will promptly notify Company, and Company and Processor shall negotiate in good faith a mutually satisfactory resolution. It is estimated that the Company shall require annual processing capacity for approximately ** metric tons of whole round tuna (collectively “Minimum Volume”). Processor agrees to reserve such capacity for the Minimum Volume for the Company.

2.	RESPONSIBILITIES

(a) During the Term, Processor warrants and represents that it shall:

(i)	Provide all necessary support for a Company representative to be located at the Processor Facility, including without limitation, administrative support and management housing of a minimum of a 2-bedroom house at Levuka, Fiji at no cost to Company other than the cost of telephone, water, electricity, food and gasoline which would be the responsibility of Company or its representative.

(ii)	Provide Company representative and auditors access to the Facility and records at all times during the period of this Agreement and for a period of one (1) year after the termination or expiration of this Agreement.

2 of 37

(iii)	Fully support Company representative in conducting Company’s business under this Agreement.

(iv)	Assist Company representative in controlling access to the technology by other Processor customers who are competitors of Company or the general public. Processor shall have the right to bring visitors to the Facility upon providing to Company an executed standard form facility access and confidentiality agreement as executed by such visitors and with reasonable notice to the Company in order to permit procedures to be instituted, reasonable to the Company, to ensure such persons are not given access to proprietary information of Company, including but not limited to pre-cook temp/time and chill room temp/time. Company representative’s decision shall be final regarding access to Company technologies.

(v)	Process whole round tuna to achieve finished Products that meet the Company Specifications for the Products as set forth in Exhibit B.

(vi)	Insure all Company owned or purchased whole round tuna finished Products, equipment and any other supplies or inventory while in the custody of Processor.

(vii)	Use reasonable efforts to assist Company in receiving and shipping of whole round tuna and any of the finished Products.

(viii)	Provide commercially reasonable security for the processing Facility, its personnel and any Company representatives or personnel located at the Facility.

3 of 37

(ix)	Take commercially reasonable steps to conduct background investigations of the personnel it assigns to conduct its services hereunder.

(b) During the Term, Company will:

(i)	At its option, send to the Facility in Levuka, Fiji, at its cost, representatives who shall report to COMPANY and be responsible for overseeing the Company’s interests during the Term.

(ii)	Use reasonable efforts to provide whole round tuna to Processor’s Facility, in a manner that does not unreasonably congest the vessels at the dock, for conversion into the Products

(iii)	Use reasonable efforts to meet the Minimum Volume commitment.

(iii)	Remit to Processor 100% of the Base Conversion Fee (as defined in Paragraph 3, below) within seven (7) days of Product shipments and receipt of proper documentation by the Company.

(iv)	Pay the full or partial compensation of certain employees as provided on Exhibit D.

3.	PAYMENT/PURCHASE PRICE

(a) The fee paid by Company for the services performed hereunder by Processor shall be paid as detailed in Exhibit C attached hereto and shall be referred to as the “Base Conversion Fee”. The Base Conversion Fee as it relates to any Clover Leaf Products should be invoiced by Processor to Company’s Canadian affiliate who distributes the Clover Leaf Products and all remaining invoices for Base Conversion Fees shall be billed by Processor directly to Company. Company hereby warrants that it shall remain liable for any amounts for Base Conversion Fees

4 of 37

so invoiced to Company’s Canadian affiliate which are not paid. The Base Conversion Fee shall be payable in United States Dollars. Unless otherwise agreed to in writing, the Base Conversion Fee shall cover all of Processor’s costs including without limitation Processor’s costs for conserving tuna in cold storage, processing, packaging, loading for shipment, insurance costs, document preparation, and Customs or other necessary Government Fees or taxes.

(b) Except for the whole round tuna and as otherwise agreed in writing, Processor shall have full responsibility for procurement and payment of all raw material, ingredient and packaging materials necessary to produce the Products covered by this Agreement. However, Company shall provide prior written approval for all such materials if they are not obtained directly from Company or one of its designated suppliers for such materials.

(c) The Company shall be responsible for all transportation and other costs incurred beyond the point of delivery of Products. Point of delivery shall be Levuka

4.	TERM AND EARLY TERMINATION:

(a) The term of this Agreement shall be for three (3) years, commencing on the Effective Date (“Term”), unless earlier terminated in accordance with Paragraph 4(b) below. Either party shall provide six (6) months notice in writing of its intent to terminate the Agreement at the end of the Term. In the event that neither party makes such notification in writing of its intent to terminate the Agreement at the end of the Term, then the Agreement shall continue in full force and effect on a year to year basis thereafter, terminable by either party on twelve (12) months prior written notice.

(b) This Agreement may be terminated by either party at any time during the Term upon the occurrence of any of the following events (collectively, “Events of Default”): (i) the

5 of 37

other party becomes insolvent, is adjudicated a bankrupt, seeks relief under any local, Federal or state bankruptcy laws or Companies Act, has a receiver appointed for its assets or makes an assignment for the benefit of its creditors and such is not dismissed and/or discharged within sixty (60) days after written notice thereof from the affected party, (ii) the other party fails to perform any of its obligations under this Agreement, and, fails to remedy such failure within thirty (30) days after written notice thereof from the affected party, or, if such default cannot be reasonably cured within thirty (30) days, commence to remedy such failure within such 30-day period and diligently pursue the same until corrected, (iii) if the other party sells all or substantially all of its assets or stock to a third party unless the purchaser of such assets or stock is a financially sound person or entity as reasonably determined by Company and such purchaser assumes in writing the relative obligations under this Agreement, or (iv) if any of the unforeseeable incidents described in Paragraph 17 below occurs and continues for a period of ninety (90) days after written notice thereof from the party affected by such non-performance or delay due to such incidents. Upon the occurrence of an Event of Default, the party electing to terminate this Agreement will give written notice of its election to the other party and such termination will become effective on the date specified in such notice. Any such termination by an electing party will be without prejudice to any rights or remedies the electing party may have, at law or in equity, or under this Agreement.

5.	SHIPPING/DELIVERY

(a) Company shall issue shipping instructions, and Processor shall ship Products within fourteen (14) days on carriers designated by Company subject to carrier’s schedules.

6 of 37

(b) Processor shall follow the Specifications of Company for unit pattern loads in the preparation of the Products for loading and shipping. Company shall pay $100 per container for packaging including slip sheet materials. Any increase in costs to Processor as a result of changed Specifications shall be paid by Company in addition to the Base Conversion Fee and any other applicable charges.

6.	PRODUCT SPECIFICATIONS

(a) Processor will manufacture the Products using good manufacturing practices in accordance with the Specifications. No change in the Products, Specifications or method of production, including , but not limited to, change in raw materials or ingredients, equipment, packaging materials, processing conditions or producing locations, may be made by Processor without the Company’s prior written consent. Upon thirty (30) days prior written notice, the Company may change the Specifications. If any change in the Specifications results in an increase or decrease in the production costs, the Base Conversion Fee shall be adjusted to reflect such change.

(b) Processor has developed quality specifications for handling and producing each of the Products, raw materials, ingredients and packaging materials subject to the approval of the Company. Processor will not modify such specifications without the prior written approval of the Company

(c) Processor will package and label the Products substantially in accordance with the Specifications.

(d) Processor will manufacture the Products in accordance with the Specifications set forth in Exhibit B. The Company will have the right to inspect Processor’s Facility for the

7 of 37

Product at any time during normal business hours without prior notice to Processor and at any time during times when Products are being manufactured for Company. The Company shall also have the right (but not the obligation) to have a quality control inspector at the production Facility at all times Processor is manufacturing Products for the Company to insure compliance with the Specifications. The quality control inspector shall have the right (but not the obligation) to reject any Product not meeting the Company’s Specification.

(e) Processor agrees to mark each container and case in accordance with Company’s instruction and in a clear and legible manner. All shipping documents, invoices and releases of Products shall bear code dates of the packing of the Products referred to herein.

7.	NONCONFORMING PRODUCTS

Any Products that do not conform to the Specifications or are of substandard quality may, in addition to other rights and remedies, be rejected by the Company. Any Products so rejected will be returned to Processor or destroyed in accordance with Processor’s instructions for full credit or refund plus the cost of shipping, and the cost of the whole round tuna. If no instructions are forthcoming from the Processor within five (5) days of notice of rejection by the Company, Company shall have the right to dispose of such Product at Processor’s expense. All Products rejected by the Company will be replaced by Processor with conforming Products and will be shipped at Processor’s expense to the Company. Processor and Company agree to reasonably cooperate on the disposal or disposition of the non-conforming Products to minimize the loss from such Products.

8 of 37

8.	RECALL

Prior to initiating a recall relating to any Products supplied by the Processor the party considering the recall agrees to immediately notify the other party and both parties agree to discuss such decision. If a recall on any of the Products is initiated by either party, either voluntarily or by order of any court, both parties will cooperate in developing a recall strategy and Processor will work with Company and any governmental agency in monitoring the recall and providing or preparing such reports or documents as may be requested. Any such recalls or withdrawals of the Products shall be conducted pursuant to Company’s written Recall and Withdrawal Procedures.

9.	FISH, MATERIALS, EQUIPMENT AND PROCESSING PERSONNEL

(a) The Company shall be responsible for supplying all whole round tuna to be processed hereunder. Said whole round tuna shall be of commercially acceptable quality.

(b) Processor agrees to supply, at its sole cost and expense, all of the required processing personnel, with exception of Company’s technical assistance personnel, equipment and facilities necessary to perform its obligations under this Agreement. Processor warrants and represents that it shall take commercially reasonable steps to conduct background investigations of the personnel it assigns to conduct its services hereunder.

(c) The Company has installed six LOG-TEC controllers leased from FMC Technologies (the controllers together with any related equipment and software, the “Leased Equipment”) on six precookers at the Facility. Notwithstanding anything to the contrary herein, Processor shall at no time obtain any right, title or interest in or to the Leased Equipment regardless of the mode of its attachment to other equipment at the Facility. Upon termination or expiration of the Agreement for any reason, the Company shall be entitled to remove the Leased Equipment from the Facility upon twenty-four hours notice to the Processor.

9 of 37

10.	TITLE/RISK OF LOSS

Title to the whole round tuna shall at all times remain with the Company but risk of loss shall be with the Processor from the time of delivery of the whole round tuna by the Company or its suppliers until delivery of the Products to the Company or upon FOB delivery of such Products to a carrier designated by Company or selected by Processor.

11.	CONFIDENTIAL INFORMATION

All information, knowledge, technology and trade secrets of Company relating to the production, processing and testing of Products, including but not limited to the Specifications (collectively the “Information”), shall be used by Processor only in the performance of its obligations under this Agreement and shall be kept confidential by Processor. Information supplied to Company by Processor regarding costs, components, ingredients and other confidential information shall be kept confidential by Company. Processor and Company shall establish and maintain procedures to insure that all Information disclosed to its employees is done so only on a need to know basis and is maintained in confidence and not disclosed to third parties or the public. Neither Processor nor Company shall use such Information for itself or for any third party, and shall not disclose this Information to anyone except internal employees on a need to know basis. All obligations of confidentiality shall survive the termination or expiration of this agreement and any .extensions or renewals thereof. Nothing in this Agreement is intended in any way to restrict Processor’s conduct of its own production and marketing of “tuna” products so long as done in compliance with this Section 11. Processor agrees that it will

10 of 37

not use Information of Company in the production or marketing of any of Processor’s products. The parties further agree that the terms of this Agreement and any of the parties’ respective Information shall not be disclosed without the express written consent of the other party hereto.

12.	COMPLIANCE WITH LAWS

In performing services under this Agreement, Processor shall comply with all applicable local, state and federal laws, including, without limitation, any local Fijian laws governing labor, employment, employment taxes, worker’s compensation, and transportation laws. Processor is not required to comply with any California or United States laws relating to labor, employment, employment taxes, worker’s compensation and transportation.

13.	TRADEMARKS

All trademarks, trade names, trade secrets and the like, including but not limited to the Bumble Bee® and Clover Leaf® trademarks and logos, (collectively “Company Trademarks”) and any other Information owned by Company or any of its affiliates shall at all times remain the exclusive property of Company or such affiliate, and this Agreement shall not in any manner constitute a license to Processor to use any such Company Trademarks or Information except as otherwise expressly permitted herein. Processor acknowledges that it obtains no title, right or interest in any such Company Trademarks or Information and upon the termination or expiration of this Agreement Processor agrees to immediately turnover all such materials containing any such Company Trademarks or Information to Company or destroy such items all at Company’s expense and reimburse Processor cost of such materials it has purchased. Company agrees to indemnify and hold Processor harmless against all claims with respect to the Company Trademarks under this Agreement.

11 of 37

14.	PROCESSOR WARRANTIES

(a) Processor warrants and represents to the Company that no Product constituting, or being a part of, any shipment or other delivery hereafter made to Company will, at the time of such shipment or delivery, be: (i) adulterated or misbranded within the meaning of any statute including without limitation the United States Federal Food, Drug and Cosmetic Act, as amended and including its food and color additive amendments (the “Act”), or within the meaning of any applicable state or local law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted at the time of such shipment or delivery; (ii) an article which may not, under the provisions of Section 404 or 405 of the Act be introduced into interstate commerce; (iii) in violation of the requirements imposed upon Company by the California Safe Drinking Water and Toxic Enforcement Act of 1986 (“California Proposition 65”), and any other state or local laws and regulations imposing requirements on Company which are substantially the same as California Proposition 65, provided that such violation is not a result of Processor complying with the Specifications; or (iv) in violation of federal, territorial , state or local laws and regulations actually known to Processor. This warranty will be continuing and will survive delivery, inspection, acceptance and payment by the Company.

(b) Processor warrants and represents to the Company that it is has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement; that this Agreement constitutes the legal, valid and binding obligation of Processor; as of the date of this Agreement, there are no pending or threatened lawsuits, proceedings, claims, government actions, prior contracts or investigations which could materially adversely affect the performance

12 of 37

of its obligations under this Agreement; and that during the Term: (i) it will maintain, at its own cost and expense, all licenses, permits and other authorizations necessary for the manufacture of the Products and performance of its obligations under this Agreement; (ii) it will take all efforts to prevent any liens or encumbrances to be placed on the Products or related raw materials and that such will be delivered free and clear of any and all liens or encumbrances; (iii) the Products will conform to the Specifications and will be manufactured in accordance with good manufacturing practices; and (iv) that the Products shall be manufactured and packaged in a manner sufficient to pass the appropriate country’s customs laws, regulations or rules to which the Products are being shipped. This warranty shall survive delivery, inspection, acceptance and payment by the Company for a period equal to the longer of five (5) years or the operation of any relevant statute of limitation. Processor also agrees to promptly notify Company at the earliest practicable time of any regulatory audits of Processor which will encompass Products produced under this Agreement or of any pending or threatened lawsuits, proceedings, claims, government actions or investigations which could materially adversely affect the performance of Processor’s obligations under this Agreement

(c) Processor warrants that it has or will promptly establish and maintain adequate capacity during the Term to meet its obligations to produce the quantity of Products anticipated by this Agreement.

15.	INDEMNITIES

(a) Processor will indemnify, defend and hold Company, its parent company, affiliates and subsidiaries and their shareholders, directors, managers, officers, employees, agents, representatives and customers harmless from and against any and all damages, liabilities,

13 of 37

causes of action, claims, suits, losses, costs and expenses (including reasonable attorneys’ fees and disbursements and any fines or penalties) (collectively, the “Liabilities”), which Company or such persons are required to pay or incur, arising out of or relating to: (i) a breach by Processor of any of the warranties, promises, covenants or other obligations on its part to be performed under this Agreement; (ii) bodily injury (including death) to any person and/or property damage resulting from the purchase, sale and/or use of any products, other than the Products herein, which are sold, distributed or otherwise marketed by Processor to any person or entity other than Company; (iii) bodily injury (including death) to any person and/or property damage at the Facility; (iv) bodily injury (including death) to any person and/or property damage resulting from the purchase, sale and/or use of the Products which results from the negligence of Processor or a breach by the Processor of any of the warranties, promises, covenants or other obligations on its part to be performed under this Agreement; (v) any governmental enforcement proceedings against the Processor or Company which results from the negligence of the Processor or a breach by the Processor of any of the warranties, promises, covenants or other obligations on its part to be performed under this Agreement; (vi) any governmental enforcement proceeding against the Products which results from the negligence of the Processor or a breach by the Processor of any of the warranties, promises, covenants or other obligations on its part to be performed under this Agreement; (vii) any governmental enforcement proceeding or recall for products, other than the Products herein, which are sold, distributed or otherwise marketed by Processor to any person or entity other than Company; and (viii) any recall of the Products initiated by the Company or Processor, whether voluntarily or by order of any court, which recall results from the negligence of the Processor or a breach by Processor of any of the warranties, promises, covenants or other

14 of 37

obligations on its part to be performed under this Agreement. Except as otherwise provided in this Agreement, the Processor will promptly assume full and complete responsibility for the investigation, defense, compromise and settlement of any claim, suit or action arising out of or relating or incidental to, the matters enumerated in this Section following written notice of such from Company, and Company will cooperate with Processor, at the Processor’s expense, in connection therewith. Notwithstanding the foregoing, the Company reserves the right, in its sole discretion and at its option and its sole expense, to participate in, or to defend or prosecute, through its own counsel, any such claim, suit or action.

(b) Company will indemnify, defend and hold the Processor, its shareholders, directors, officers, employees, agents, and representatives, harmless from and against any and all Liabilities which Processor or such persons are required to pay or incur, arising out of or relating to: (i) a breach by Company of any of the warranties, promises, covenants or other obligations on its part to be performed under this Agreement; or (ii) any governmental enforcement proceedings against the Processor or Company which result from the negligence of the Company; or (iii) any governmental enforcement proceeding or recall for any Company products, other than the Products herein, which are sold, distributed or otherwise marketed by Company to any person or entity; or (iv) bodily injury (including death) to any person and/or property damage resulting from the purchase, sale and/or use of any products, other than the Products herein, which are sold, distributed or otherwise marketed by Company to any person or entity. Except as otherwise provided herein, Company will promptly assume full and complete responsibility for the investigation, defense, compromise and settlement of any claim, suit or action arising out of, or relating or incidental to, the matters enumerated in this subsection (b) following written notice

15 of 37

of such from the Processor, and Processor will cooperate with Company, at Company’s expense, in connection therewith. Notwithstanding the foregoing, the Processor reserves the right, in its sole discretion and at its option and its sole expense, to participate in, or to defend or prosecute, through its own counsel, any such claim, suit or action.

16.	INSURANCE

Processor shall carry and keep in force throughout the Term, insurance coverage with respect to the countries of Fiji, Canada and the United States as follows:

(a) Commercial General Liability Coverage, including contractual liability and products liability in a minimum amount of $2,000,000 per person or occurrence, $5,000,000 aggregate.

(b) A separate insurance policy providing excess umbrella liability coverage not less than $5,000,000 for any losses that may occur under this Agreement.

(c) All risk property insurance, including Cold Storage, in an amount equal to the full replacement value of all the Company’s supplied materials, raw materials, Products and/or finished products while in the Processor’s custody and control.

(d) Worker’s Compensation and Employer’s Liability as required by applicable state or local Fijian law, with Employee’s Liability not less than $100,000. Such insurance shall be primary without rights subrogation.

(e) Within ten (10) days of execution of this Agreement, Processor shall provide to Company a Certificate of Insurance evidencing the coverage under this Section and naming the Company an additional insured under such policies and requiring the carrier to give notice of cancellation or modification of the policy at least thirty (30) days prior to termination or modification.

16 of 37

17.	FORCE MAJEURE

Neither party shall be liable to the other for any delay or failure to perform any of its obligations hereunder which delay or failure to perform is due to fires, storms, floods, earthquakes, acts of terrorism, acts of God, war, insurrection, riots, strikes, lockouts or other labor disputes, failure of transportation, equipment, communication or postal services and governmental action, orders or regulations or other matter reasonably and economically beyond the control of said party. In the event of an occurrence covered by this Section which partially impacts the ability of Processor to meet its obligations under this Agreement, Processor agrees to promptly try to remedy the situation and in the meantime, make available a proportionate part of its capacity to meet the Company’s requirements for the Products.

18.	INTENTIONALLY OMITTED.

19.	NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement will be in writing and may be delivered in person (by hand, messenger or other conformable form of delivery), or be sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or by Federal Express or other nationally recognized overnight courier service, addressed as follows, or by facsimile transmission, to the following respective numbers, followed by a copy being delivered in person, by mail, or by overnight courier as specified herein:

17 of 37

1.	To Company at:

Bumble Bee Foods, LLC
9655 Granite Ridge Drive, Suite 100
San Diego, California 92123
ATTN: President
Facsimile: (858) 715-4339

with a copy to:

General Counsel
Facsimile: 858-715-4303

2.	To Processor at:

Pacific Fishing Company Limited
P.O.Box 41
Levuka, Ovalau
Fiji Islands

Attention: CEO and Board Chairman
Facsimile: 679-440-400

20.	INDEPENDENT CONTRACTOR

It is the intention and understanding of Company and Processor that the relationship of Processor to the Company will at all times be that of independent contractor, Processor having full and complete liberty to use its own free and uncontrolled will, judgment and discretion as to the method and manner of performing its obligations under this Agreement.

21.	EXHIBITS

The following Exhibits have been attached hereto and are hereby incorporated by reference: Exhibit A- Products; Exhibit B1 through B8- Specifications; Exhibit C- Base Conversion Fee; and Exhibit D- Certain Compensation Payments.

18 of 37

22.	ENTIRE AGREEMENT/MODIFICATIONS

This Agreement is the entire agreement between the parties hereto. Nether party has made or is making any representations or warranties, express or implied, not explicitly set forth in the Agreement. This Agreement can be modified or rescinded only by a writing signed by both of the Parties or their duly authorized agents.

23.	SEVERABILITY

If any of the terms of this Agreement are ruled illegal or invalid by any court of competent jurisdiction, they shall be severed from this Agreement without affecting the remaining term.

24.	WAIVER

No claim or right arising out of a breach of this contract can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party.

25.	ASSIGNMENT OR DELEGATION

No right or interest in this contract may be assigned by either Company or Processor without the written permission of the other party (except Company may assign this Agreement to any subsidiary or affiliate of the Company or to any party purchasing substantially all of the Company Trademarks under which the Products are sold), and no delegation of any obligation owed, or of the performance of any obligation, by either Company or Processor, may be made.

26.	APPLICABLE LAW

This contract shall be governed by the laws of the State of California as applied between residents of California, except that in regard to any labor, employment, employment taxes, worker’s compensation and transportation issues the applicable Fijian law will apply. Any action brought arising under this Agreement shall be filed in the appropriate county in the State of California.

19 of 37

27.	ATTORNEYS’ FEES

In any action arising out of this Agreement (whether in contract, tort or both) the prevailing party shall be awarded reasonable attorneys’ fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

28.	ARBITRATION.

Except as otherwise provided herein, all disputes, claims and controversies arising in connection with this Agreement shall be settled by arbitration in “Hawaii” before a sole arbitrator to be agreed upon by the parties, subject to the Commercial Arbitration Rules of the American Arbitration Association. If Processor, and Company are unable to agree on an arbitrator, then each shall choose one arbitrator, and the two arbitrators shall agree on a party to serve as the sole arbitrator. The decision of the arbitrator shall be final and binding on both parties. The costs and expense of the arbitration shall be allocated between the parties as determined by the arbitrator. All rights of appeal or recourse to any court of law whatsoever are hereby expressly excluded in relation to any arbitration hereunder and any award, except for the purposes of enforcement of any such award. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement as the case may be.

20 of 37

29.	RIGHT OF FIRST REFUSAL

Processor will use its best efforts to insure that the Government of Fiji agrees to grant to Company a forty-five (45) day right of first refusal to purchase the Processor Facility or the stock of Processor. It is understood and agreed that such right of first refusal will require Parliamentary action and it is agreed that failure to achieve such right of first refusal shall give the Company the right to terminate this Agreement on sixty (60) day written notice.

30.	COUNTERPARTS.

This Agreement is executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21 of 37

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective of the day and year first above written.

PROCESSOR:		COMPANY:

PACIFIC FISHING COMPANY LTD.		BUMBLE BEE FOODS, LLC

By:	/s/ Swani K. Maharaj	By:	/s/ J. Douglas Hines
Title:	Deputy chairman	Title:	EVP/COO
Date:	9/12/2008	Date:	9/12/2008

By:	/s/ Chandra Prakash
Title:	Chief Operating Officer
Date:	9/12/2008

22 of 37

EXHIBIT A

LIST OF PRODUCTS

LIGHT MEAT TUNA LOINS

WHITE MEAT TUNA LOINS

CLOVER LEAF FINISHED PRODUCT

23 of 37

EXHIBIT B-1

BUMBLE BEE SEAFOODS, INC.

PRODUCT SPECIFICATION

B-1	Yellowfin (Progresso) Specifications
B-2	Lightmeat Loin Specifications
B-3	Albacore Loin Specifications
B-4	FG-Solid White in Water (170g)
B-5	FG-Solid White in Water (99g)
B-6	FG-Solid White in Vegetable Broth & Oil (170g)
B-7	FG-Solid White in Vegetable Broth & Oil (99g)
B-8	FG-Low Sodium Solid White in Water (170g)
B-9	FG-Chunk White in Water (170g)
B-10	FG-Flaked White in Water (170g)

24 of 37

EXHIBIT C

BUMBLE BEE SEAFOODS, INC.

BASE CONVERSION FEE

Loins $** per metric ton

Finished Products:

Item	Fish Fill Grams		Minimum Cases per Metric Ton		Conversion Fee per 24 pack case
Solid White Water	*	*	*	*	$	*	*
Solid White B/O	*	*	*	*	$	*	*
Solid White Low Sodium	*	*	*	*	$	*	*
Chunk White Water	*	*	*	*	$	*	*
Flake White Water	*	*	*	*	$	*	*

Above prices to set for 2009.

Companies agree to review prices for 2010, in good faith, considering product / yield enhancement, applicable cost, and capital expended by each party.

25 of 37

EXHIBIT D

CERTAIN COMPENSATION

Company shall pay the following amounts representing full or partial compensation for the positions listed below. Changes to compensation paid to these positions must be mutually agreed by Processor and Company.

POSITION	AMOUNT PAID PER MONTH
Production Manager	$** (represents approximately **% of total compensation)
Raw Materials/Logistics Manager	$** (represents total compensation)
Maintenance Manager	$** (represents total compensation)

26 of 37

Summary of Albacore Loin Specifications (Pacific Ocean):	Sep 2008

[** 2 pages redacted]

27 of 37

Summary of Light Meat Loin Specifications:	Sep 2008

[** 2 pages redacted]

28 of 37

Bumble Bee Seafoods, LLC. Loin Specifications:	Sep 2008

[** 2 pages redacted]

29 of 37

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243240: Clover Leaf Flaked White Tuna in Water – 170 g (120 g Drained Weight)

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

30 of 37

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243230: Clover Leaf Chunk White Tuna in Water – 170 g (120 g Drained Weight)

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

31 of 37

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243220: Clover Leaf Low Sodium Solid White Tuna in Water – 170 g (120 g Drained Weight)

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

32 of 37

6136243240: Clover Leaf Flaked White Tuna In Water– 170g (120 g Drained Weight)

FINISHED PRODUCT SPECIFICATION: CUSTOMER

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243570: Clover Leaf Solid White Tuna In Vegetable Broth & Oil – 99g

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

33 of 37

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243210: Clover Leaf Solid White Tuna In Vegetable Broth & Oil – 170g

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

34 of 37

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243560: Clover Leaf Solid White Tuna In Water– 99g (70 g Drained Weight)

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

35 of 37

6136243240: Clover Leaf Flaked White Tuna In Water– 170g (120 g Drained Weight)

FINISHED PRODUCT SPECIFICATION: CUSTOMER

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243200: Clover Leaf Solid White Tuna In Water– 170g (120 g Drained Weight)

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

36 of 37

Connors Bros Income Fund FINISHED PRODUCT SPECIFICATION - CUSTOMER -

6136243240: Clover Leaf Flaked White Tuna in Water – 170 g (120 g Drained Weight)

[** 3 pages redacted]

CONFIRMATION OF RECEIPT

Customer Name	Signature	Date

37 of 37